Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 28, 2024, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof (this “Agreement”), is entered into between The Singing Machine Company, Inc., a Delaware corporation whose address is 6301 NW 5th Way, Suite 2900, Fort Lauderdale, Florida 33309 (the “Grantor”), in favor of Oxford Commercial Finance whose address is 64 S. Washington Street, P.O. Box 17, Oxford, Michigan 48371 (the “Lender”).

WHEREAS, the Lender has made a loan and hereafter may make additional loans to the Grantor (the “Loans”), evidenced by, among other documents, that certain Loan Agreement of even date herewith as amended, supplemented or otherwise modified from time to time (the “Loan Agreement”);

WHEREAS, this Agreement is given by the Grantor in favor of the Lender to secure the payment and performance of all of the Obligations; and

WHEREAS, it is a condition to the obligations of the Lender to make the Loans under the Loan Agreement that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined herein or in the Loan Agreement or in Article 9 of the UCC, capitalized terms used herein shall have the following meaning.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Loan Agreement.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Loan Agreement).

“Obligations” has the meaning set forth in Section 3.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Michigan or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. The Grantor hereby pledges and grants to the Lender a First Priority lien and security interest in favor of the Lender in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof and as supplemented by any written notification given by the Grantor to the Lender pursuant to Section 4(c), general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b) all Proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of the obligations, covenants, duties, debts, and liabilities of any kind of the Grantor under or in respect of the Loan Agreement, this Agreement or any other document made, delivered or given in connection with any of the foregoing or under any other agreement or loan by and between Grantor and Lender, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Obligations”).

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Lender with respect to all Collateral, take all actions as may be requested by the Lender to perfect the security interest of the Lender in the Collateral at the sole cost and expense of the Grantor. Without limiting the foregoing, the Grantor shall deliver to Lender the original certificates of title and shall execute all documentation requested by Lender to reflect Lender’s security interest on titled vehicles and vessels.

(b) The Grantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral. The Grantor agrees to provide all information required by the Lender pursuant to this Section promptly to the Lender upon request.

(c) If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall (i) timely notify the Lender in a writing signed by the Grantor of the particulars thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender and (ii) deliver to the Lender an updated Schedule 1.

(d) If any Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Lender thereof and, at the Lender’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of the Lender as to such Collateral.

(e) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor holds no commercial tort claims except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, (i) farm products, (ii) as-extracted collateral, (iii) manufactured homes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. The Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and other liens expressly permitted by the Loan Agreement.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Obligations, other than liens expressly permitted by the Loan Agreement.

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(d) This Agreement and the Loan Agreement have been duly authorized, executed and delivered by the Grantor and constitute the legal, valid and binding obligation of the Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loans and the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Loan Agreement and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder. The execution and delivery of the Loan Agreement and this Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound.

6. Voting, Distributions and Receivables.

(a) The Lender agrees that the Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor.

(b) The Lender may, or at the request and option of the Lender the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender. Without limiting the foregoing, the Lender may at any time communicate directly with any of the Grantor’s account debtors to, among other things, verify the amount, validity and payment status of any of the Grantor’s accounts, whether an Event of Default has or has not occurred or is continuing.

7. Covenants. The Grantor covenants as follows:

(a) The Grantor will not, without providing at least 30 days’ prior written notice to the Lender, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Lender to maintain the perfection and priority of the Lender’s security interest in the Collateral.

(b) The Collateral, to the extent not delivered to the Lender pursuant to Section 4, will be kept at those locations indicated to Lender in writing and the Grantor will not remove the Collateral from such locations without providing at least 30 days’ prior written notice to the Lender. The Grantor will, prior to any change described in the preceding sentence, take all actions reasonably required by the Lender to maintain the perfection and priority of the Lender’s security interest in the Collateral.

(c) The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Lender therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(d) The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein, except as expressly provided for in the Loan Agreement or with the prior written consent of the Lender.

(e) The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Grantor will permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(f) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

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(g) The Grantor shall cause the landlord or mortgagee where the equipment portion of the Collateral is located to provide with a lien waiver and collateral access agreement satisfactory to Lender in its sole discretion.

(h) Each item of equipment Collateral that is a motor vehicle or moving equipment will be equipped with GPS tracking equipment with access to Lender.

8. Lender Appointed Attorney-in-Fact. The Grantor hereby appoints the Lender the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Lender’s discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement. This appointment, being coupled with an interest, and shall be irrevocable until the Obligations are paid in full.

9. Lender May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Lender may itself perform, or cause performance of, such obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor; provided that the Lender shall not be required to perform or discharge any obligation of the Grantor.

10. Reasonable Care. The Lender shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care.

11. Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Lender, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a Lender under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address in the first paragraph of this Agreement ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Lender may sell such Collateral on such terms and to such purchaser(s) as the Lender in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any public sale of the Collateral, the Lender may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. At any such sale, unless prohibited by applicable law, the Lender or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Lender nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Lender shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) If any Event of Default shall have occurred and be continuing, any cash held by the Lender as Collateral and all cash Proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Lender to the payment of expenses incurred by the Lender in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash Proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by the Lender to collect such deficiency.

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(c) If the Lender shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Lender, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12. No Waiver and Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. Security Interest Absolute. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Lender and liens and security interests hereunder, and all Obligations of the Grantor hereunder, shall be absolute and unconditional.

14. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Lender and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Agreement, and addressed to the respective parties at their addresses as specified in the opening paragraph of this Agreement as to either party at such other address as shall be designated by such party in a written notice to each other party.

16. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Lender and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender. Without limiting the generality of the foregoing clause (c), any assignee of the Lender’s interest in any agreement or document which includes all or any of the Obligations shall, upon assignment in accordance with Section 9.4 of the Loan Agreement, become vested with all the benefits granted to the Lender herein with respect to such Obligations.

17. Termination; Release. On the date on which all Obligations have been paid (in good funds) and performed in full, the Lender will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Lender, together with any monies at the time held by the Lender hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Michigan. The other provisions of Section 9.9 [Governing Law; Jurisdiction; Consent to Service of Process] and Section 9.10 [Waiver of Jury Trial] of the Loan Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Loan Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Singing Machine Company, Inc., as Grantor

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO

Oxford Commercial Finance, as Lender

By:	/s/ Lisa Spence
Name:	Lisa Spence
Title:	Vice President

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